Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS OF

THE READER’S DIGEST ASSOCIATION, INC.

a Delaware corporation

Effective May 22, 2007

TABLE OF CONTENTS

		Page No.

ARTICLE I

Offices

SECTION 1.	Registered Office	1

SECTION 2.	Other Offices	1

ARTICLE II

Meetings of Stockholders; Stockholders’ Consent in Lieu of Meeting

SECTION 1.	Annual Meetings	1

SECTION 2.	Special Meetings	2

SECTION 3.	Notice of Meetings	2

SECTION 4.	Quorum; Voting	2

SECTION 5.	Stockholders’ Consent in Lieu of Meeting	3

ARTICLE III

Board of Directors

SECTION 1.	General Powers	3

SECTION 2.	Number and Term of Office	4

SECTION 3.	Organization and Order of Business	4

SECTION 4.	Resignations	4

SECTION 5.	Removal of Directors	4

SECTION 6.	Vacancies	5

ARTICLE VI

Books and Records

ARTICLE VII

Seal

ARTICLE VIII

Fiscal Year

ARTICLE IX

Indemnification

SECTION 1.	Nature of Indemnity	14

SECTION 2.	Successful Defense	15

SECTION 3.	Determination That Indemnification Is Proper	16

SECTION 4.	Advance Payment of Expenses	16

SECTION 5.	Procedure for Indemnification of Directors and Officers	17

SECTION 6.	Survival; Preservation of Other Rights	18

SECTION 7.	Insurance	18

SECTION 8.	Severability	19

ARTICLE X

Shares and Their Transfer

SECTION 1.	Certificates for Shares	19

SECTION 2.	Record	19

SECTION 3.	Transfer and Registration of Stock	20

SECTION 4.	Lost, Destroyed or Mutilated Certificates	20

ARTICLE XI

Waivers of Notice

ARTICLE XII

Amendments

AMENDED AND RESTATED

BY-LAWS OF

THE READER’S DIGEST ASSOCIATION, INC.
a Delaware corporation

ARTICLE I

Offices

SECTION 1.           Registered Office.  The registered office of The Reader’s Digest Association, Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be National Registered Agents, Inc., 160 Greentree Drive, Suite 101 in the City of Dover, County of Kent, and the registered agent in charge thereof shall be National Registered Agents, Inc.

SECTION 2.           Other Offices.  The Corporation may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the “Board”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders; Stockholders’
Consent in Lieu of Meeting

SECTION 1.           Annual Meetings.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (within or without the State of Delaware), date and hour as shall be designated by the Board or as shall be designated in the notice of such meeting or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the Delaware General Corporation Law to be taken at a stockholders’ annual meeting are taken by written consent in lieu of meeting pursuant to Section 5 of this Article.

SECTION 2.           Special Meetings.  Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, the President or Secretary of the Corporation or a stockholder or stockholders holding of record at least a majority of the shares of Common Stock of the Corporation issued and outstanding, such meeting to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice of such meeting or waiver of notice thereof.

SECTION 3.           Notice of Meetings.  Subject to Article XI of these By-laws, each stockholder of record shall be given written notice of each meeting of stockholders, which notice shall state the place, date and hour of such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting has been called.  Subject to Article XI of these By-laws and except as  otherwise expressly required by law, notice of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder entitled to vote at such meeting.

SECTION 4.           Quorum; Voting.  At each meeting of stockholders, except as otherwise expressly required by law, stockholders holding a majority of the shares of stock of the  Corporation issued and outstanding, and entitled to be voted at the meeting, shall be present in person or by proxy to constitute a quorum for the transaction of business.  In the absence of a  quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat (or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting) may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy.  At any such adjourned meeting at which a quorum may be present, any business may be transacted that could have been transacted at the meeting as originally called.

At all meetings of the stockholders, all matters, except as otherwise provided by law or in these By-laws, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote thereat, a quorum being present.  Except as otherwise expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 5.           Stockholders’ Consent in Lieu of Meeting.  Any action required by the laws of the State of Delaware to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Such writing or writings shall be filed with the minutes of meetings of stockholders and prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

ARTICLE III

Board of Directors

SECTION 1.           General Powers.  The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.           Number and Term of Office.  The number of directors that shall constitute the whole Board shall be fixed from time to time by a vote of a majority of the whole Board, but unless so fixed shall be one.  The term “whole Board” is used herein to refer to the number of directors from time to time authorized to be on the Board regardless of the number of directors then in office.  Directors need not be stockholders.  Each of the directors of the Corporation shall hold office until his or her successor shall be elected and shall qualify or until his or her earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.           Organization and Order of Business.  At each meeting of the Board, the Chairman or, if the Chairman is not present, any director chosen by a majority of the directors present thereat, shall act as chairman of the meeting and preside thereat.  The Secretary of the Corporation or, in the case of his or her absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 4.           Resignations.  Any director may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board or the President or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect upon receipt thereof.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.           Removal of Directors.  Any director or the entire Board may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 5 of Article II hereof.

SECTION 6.           Vacancies.  Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the  purpose.

SECTION 7.           Place of Meetings.  The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be designated in the respective notices or waivers of notice thereof.

SECTION 8.           Meetings.  (a)  Annual Meetings.  The Board shall meet annually for the purpose of organization, and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 11 of this Article.

(b)           Regular Meetings.  Regular meetings of the Board shall be held at such times and places as the Board shall from time to time determine.

(c)           Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman or any two of the directors at the time in office.  Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board.

SECTION 9.           Notice of Meetings.  Subject to Article XI of these By-laws, the Secretary of the Corporation shall give notice to each director of each meeting of the Board, including the time and place of such meeting, except that notice of any meeting shall not be required to be given to any director who shall attend such meeting.  Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him or her by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the date on which such meeting is to be held.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

SECTION 10.         Quorum and Manner of Acting.  Except as provided by law, the Certificate of Incorporation or these By-laws, one-third of the total number of directors then in office (but not less than two) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given.

SECTION 11.         Directors’ Consent in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent to such action in writing, and such writing or writings are filed with the minutes of the proceedings of the Board or such committee.

SECTION 12.         Meetings by Conference Telephone or Similar Communications Equipment.  Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 13.         Compensation.  Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine.  The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account of his or her attendance at any such meeting.  Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 14.         Executive and Other Committees.  (a)  Executive Committee.  The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee consisting of such number of directors as the Board shall appoint.  The Board shall have power to designate alternate members of the Executive Committee.  Vacancies occurring on the Executive Committee for any reason may be filled by the Board at any time.  In the absence or disqualification of a member of the Executive Committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any member of the Executive Committee shall be subject to removal, with or without cause, at any time by the Board or by a majority in voting interest of the stockholders.

(b)           Functions and Powers of Executive Committee.  The Executive Committee, subject to any limitations prescribed by the Board, shall possess and may exercise,

during the intervals between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have such power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Chapter 1 of the General Corporation Law of the State of Delaware (the “DGCL”) to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation.

(c)           Executive Committee Meetings, Quorum and Manner of Acting.  The Executive Committee shall meet at such times and as often as may be deemed necessary and expedient and at such places as shall be determined by the Executive Committee.  A majority of the Executive Committee shall constitute a quorum, and the vote of a majority of those members of the Executive Committee present at any meeting thereof at which a quorum is present shall be necessary for the passage of any resolution or act of the Executive Committee.  The Board may designate a chairman for the Executive Committee, who shall preside at meetings thereof, and a vice chairman, who shall preside at such meetings in the absence of the chairman.  A majority of the Executive Committee may determine its rules of procedure and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given.

(d)           Other Committees.  The Board may, by resolution passed by a majority of the whole Board, designate other committees of the Board, each such committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution.  A majority of all the members of any such committee may determine its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide.  The Board shall have power to change the members of any such committee at any time, to designate alternate members of any such committee and fill vacancies therein and to discharge any such committee, either with or without cause, at any time.  In the absence or disqualification of a member of any committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Chapter 1 of the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation.

ARTICLE IV

Officers

SECTION 1.           Number and Term of Office.  The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers as the Board may deem appropriate or necessary.  Each such officer shall be elected by the Board and shall hold office until his or her earlier death or resignation or removal in the manner hereinafter provided.  The Board shall determine which officer or officers shall act as chief executive officer and chief operating officer, if any, of the Corporation.  The Board may, in its discretion, designate any such Vice President by a number or numbers or a word or words (including, without limitation, the words “Executive” and “Senior”) added before or after such title.

The Board may elect, appoint or provide for the appointment of such other officers of the Corporation (including, without limitation, additional Vice Presidents) as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation.  Such other officers shall have such authority and shall perform such duties as from time time shall be prescribed by these By-laws and by the Board (or the committee or superior officer appointing such other officer) and, to the extent not so provided, as generally pertain to their respective offices.  If additional officers are elected or appointed during the year, each of them shall hold office until such officer’s successor is elected or appointed or until his or her earlier death, resignation or removal in the manner hereinafter provided.

A vacancy in any office may be filled for the unexpired portion of the term by the Board at any meeting thereof or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

All officers of the Corporation shall be subject to removal, with or without cause, at any time by the Board or by the stockholders of the Corporation, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power of removal may be conferred by the Board.  The Board may require any officer to give security for the faithful performance of these duties.

Any officer may resign at any time by giving written notice of his or her resignation to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Any number of offices may be held by the same person, except that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these By-laws to be executed, acknowledged or verified by two or more officers.

SECTION 2.           President.  The President, subject to the direction of the Board, shall have such powers and perform such duties as pertain to the office of President and as the Board may from time to time prescribe, shall have the direction of all subordinate officers, agents and employees and may assign such duties to such other officers as he or she deems appropriate, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by these By-laws or the Board.  The President shall also serve as the chief executive officer of the Corporation and shall have such powers and perform such duties as pertain to the office of chief executive officer unless the Board shall determine that some other officer shall be the chief executive officer.

SECTION 3.           Vice Presidents.  Each Vice President shall have such powers and perform such duties as are assigned to him or her by these By-laws and shall have such other powers and perform such other duties, not inconsistent with these By-laws, as may from time to time be assigned to him or her by the Board (or the committee or superior officer appointing such Vice President) or the President.

SECTION 4.           Treasurer.  The Treasurer shall have charge of, and be responsible for, the stock ledger of the Corporation and all funds and securities of the Corporation.  He or she shall perform all of the duties usually incumbent upon and incident to the office of Treasurer.  He or she shall also have such powers and perform such duties as are assigned to him or her by these By-laws and shall have such other powers and perform such other duties, not inconsistent with these By-laws, as may from time to time be assigned to him or her by the Board or the President.

SECTION 5.           Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board.  He or she shall keep in safe custody the seal of the Corporation and may affix the same to any document or instrument the execution of which, on behalf of the Corporation, is duly authorized, and, when so affixed, it may be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.  He or she shall perform all of the duties usually incumbent upon and incident to the office of Secretary.  He or she shall also have the powers and perform such duties as are assigned to him or her by these By-laws and shall have such other powers and perform such other duties, not inconsistent with these By-laws, as may from time to time be assigned to him or her by the Board or the President.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 1.           Execution of Documents.  The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 2.           Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

SECTION 3.           Proxies in Respect of Stock or Other Securities of Other Corporations.  The Board may designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock, securities or interest; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VI

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE VII

Seal

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Corporate Seal Delaware.”

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall end on the 30th day of June in each year, unless changed by resolution of the Board.

ARTICLE IX

Indemnification

SECTION 1.           Nature of Indemnity.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2.           Successful Defense.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

SECTION 3.           Determination That Indemnification Is Proper.  Any indemnification of a director or officer of the Corporation under Section 1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1 hereof.  Any indemnification of an employee or agent of the Corporation under Section 1 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 hereof.  Any such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

SECTION 4.           Advance Payment of Expenses.  Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article IX.  Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.  The Board may authorize the

Corporation’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

SECTION 5.           Procedure for Indemnification of Directors and Officers.  Any indemnification of a director or officer of the Corporation under Sections 1 and 2 or advance of costs, charges and expenses to a director or officer under Section 4 shall be made promptly, and in any event within 30 days, upon the written request of the director or officer.  If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved such request.  If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article IX shall be enforceable by the director or officer in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1, but the burden of providing such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1, nor the fact that there has been an actual determination by the

Corporation (including its Board, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 6.           Survival; Preservation of Other Rights.  The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a right may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification and advancement of expenses provided by, or granted pursuant to,  this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.           Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

SECTION 8.           Severability.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X

Shares and Their Transfer

SECTION 1.           Certificates for Shares.  Every holder of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her or it in the  Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe.  Each such certificate shall be signed by, or in the name of the Corporation, by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  In case any officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

SECTION 2.           Record.  A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued,

the number of shares represented by each such certificate, and the date thereof, and, in the case of cancelation, the date of cancelation.  Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3.           Transfer and Registration of Stock.  The transfer of stock and certificates of stock that represent the shares of stock of the Corporation shall be governed by Article 8 of Title 6 of the Delaware Code (the Uniform Commercial Code — Investment Securities, as amended from time to time).  Registration of transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the  Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power properly executed.

SECTION 4.           Lost, Destroyed or Mutilated Certificates.  In case of the alleged loss or destruction or the mutilation of a certificate representing stock of the Corporation, a new  certificate may be issued in place thereof, in the manner and upon such terms as the Board may prescribe.

ARTICLE XI

Waivers of Notice

Whenever notice is required to be given under any provision of the laws of the State of Delaware or of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors, need be specified in any written waiver of notice thereof.

ARTICLE XII

Amendments

These By-laws, or any of them, may be altered, amended or repealed by the Board at any meeting thereof or by written consent of the Board in lieu of a meeting or by the stockholders entitled to vote thereon at any annual or special meeting thereof or in accordance with Section 5 of Article II of these By-laws.